UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 2, 2019 (November 30, 2019)
Date of Report (Date of Earliest Event Reported)

DNB Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
(Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00	DNBF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2019, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 5, 2019 (the “Merger Agreement”), by and between S&T Bancorp, Inc. (“S&T”) and DNB Financial Corporation (“DNB”), DNB merged with and into S&T, with S&T continuing as the surviving corporation (the “Merger”). Immediately following the Merger, DNB’s wholly owned bank subsidiary, DNB First, National Association, merged with and into S&T’s wholly owned bank subsidiary, S&T Bank (the “Bank Merger”), with S&T Bank continuing as the surviving entity in the Bank Merger.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (“Effective Time”), each issued and outstanding share of DNB common stock, par value $1.00 per share (“DNB Common Stock”), was converted into the right to receive 1.22 shares of common stock, par value $2.50 per share, of S&T (such amount, the “Merger Consideration”).  In addition, at the Effective Time, each award of restricted shares of DNB Common Stock vested in full, all restrictions thereon lapsed and each such award was converted into the right to receive the Merger Consideration (less applicable tax withholdings) in respect of each share of DNB Common Stock underlying such award.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to DNB’s Current Report on Form 8-K filed on June 5, 2019 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 29, 2019, DNB notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger will be completed on November 30, 2019 and requested that NASDAQ suspend trading of DNB Common Stock on NASDAQ and remove DNB Common Stock from listing on NASDAQ, in each case, prior to market open on December 2, 2019.  DNB also requested that NASDAQ file a notification of removal from listing and deregistration of DNB Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) with the Securities and Exchange Commission (the “Commission”).

Additionally, S&T, as successor to DNB, intends to file with the Commission certifications on Form 15 under the Exchange Act requesting the termination of the registration of the DNB Common Stock under Section 12(g) of the Exchange Act and the suspension of DNB’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act as promptly as practicable.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, shareholders of DNB immediately prior to the Effective Time ceased to have any rights as shareholders of DNB other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

The information set forth in Items 2.01, 3.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

Upon the completion of the Merger on November 30, 2019, DNB merged with and into S&T and, as a result, a change in control of DNB occurred.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2019, effective as of the Effective Time of the Merger, DNB’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Merger, at the Effective Time of the Merger, DNB’s articles of incorporation and bylaws, ceased to be in effect by operation of law.  The articles of incorporation and bylaws of S&T, each as in effect at the Effective Time of the Merger, remained the articles of incorporation and bylaws of S&T as the surviving corporation in the Merger.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of June 5, 2019, by and between DNB Financial Corporation and S&T Bancorp, Inc. (attached as Exhibit 2.1 to DNB Financial Corporation’s Current Report on Form 8-K filed on June 5, 2019 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&T BANCORP, INC.
(as successor by merger to DNB Financial Corporation)

December 2, 2019	By:	/s/ Mark Kochvar
Mark Kochvar
Senior Executive Vice President, Chief Financial Officer